Exhibit 99.1

Contacts:	W. Dan Puckett	Flake Oakley, IV	Carol Marsh
	Chief Executive Officer	President	Chief Financial Officer
	(205) 870-1939	(334) 395-7925	(205) 870-1939

CAPITALSOUTH BANCORP ANNOUNCES 2007 RESULTS

Non-Cash Goodwill Impairment Charge Recorded
•	No Effect on Cash Flow
•	No Effect on Liquidity
•	No Effect on Regulatory Capital

BIRMINGHAM, Ala. (March 14, 2008) – CapitalSouth Bancorp (NASDAQ-GM: CAPB) today reported financial results for the fourth quarter and year ended December 31, 2007, which included a non-cash impairment charge related to goodwill associated with prior acquisitions.  The goodwill impairment charge resulted from changes in general economic conditions that had an adverse impact on the Company's stock price.

Net operating income for the year, which excludes the non-cash goodwill impairment charge, totaled $1,705,000 or $0.51 per diluted share versus $2,928,000 or $0.97 per diluted share for 2006 (see reconciliation of net operating income – a non-GAAP measure – to net income at the end of this release).  For the fourth quarter, the Company reported a net operating loss of $174,000 or $0.04 per diluted share versus net operating income of $859,000 or $0.28 per diluted share for the year-earlier period.  The decline in net operating income for the 2007 periods primarily was due to a $2.1 million provision for loan losses for the fourth quarter, prompted by credit quality concerns associated with deteriorating economic conditions and growing weakness in the residential real estate sector.  This provision compared with provisions of $162,000 in the fourth quarter of 2006 and $1.0 million in the third quarter of 2007.  Per share amounts for the fourth quarter of 2007 and the year ended December 31, 2007, also reflected increases of 37% and 10%, respectively, in the number of weighted average diluted shares outstanding due to shares issued in the Company's September 2007 acquisition of Monticello Bancshares.

In light of recent and significant adverse changes in the general business climate, the Company evaluated its recorded goodwill, substantially all of which was created in connection with the September 2007 acquisition of Monticello Bancshares, to determine the amount of impairment that may be indicated in conformity with Statement of Financial Accounting Standards No. 142.  This analysis resulted in a fourth quarter non-cash charge of $17,007,000 for impaired goodwill.  This charge had no effect on the Company's cash flow or the regulatory capital of CapitalSouth Bancorp or CapitalSouth Bank, nor did it affect CapitalSouth Bank's ability to continue to deliver the high level of service that customers have come to expect.  Accordingly, CapitalSouth Bank remains "well-capitalized" with a Tier 1 Risk-Based Capital Ratio of 9.2%, a Leverage Ratio of 7.5%, and a Total Risk-Based Capital Ratio of 10.5%.  CapitalSouth Bancorp remains "well capitalized" with respect to Tier 1 Risk-Based and Leverage Ratios of 8.2% and 6.5%, respectively, and "adequately capitalized" with respect to Total Risk-Based Capital at 9.4%.

-MORE-

CAPB Announces 2007 Results

March 14, 2008

The net loss for 2007, inclusive of the goodwill impairment charge, totaled $15,302,000 or $4.62 per diluted share.  For the fourth quarter, the Company reported a net loss of $17,181,000 or $4.21 per diluted share.

Commenting on the announcement, W. Dan Puckett, Chairman and Chief Executive Officer, stated, "During the final months of 2007, we witnessed several challenging issues converge to form a very tough operating environment. During the fourth quarter, the residential housing market experienced a rapid and significant slowdown in real estate sales in all of our markets, which affects commercial borrowers involved in the development and construction industry.  Because of this downturn, we critically evaluated the adequacy of our allowance for loan losses and, accordingly, increased our loan loss provision significantly for the fourth quarter.  Importantly, the asset quality issues created by adverse real estate trends do not reflect any concerns with respect to our loan underwriting standards or processes, but rather reflect broad deterioration in macroeconomic conditions.  We believe these conditions will persist throughout 2008, which could require further strengthening of the allowance for loan losses."

Puckett added that the Company successfully completed the integration of Monticello's systems and accounts in October 2007.  Commenting on the conversion, Puckett stated, "We are delighted with the conversion and integration process.  The conversion and integration process went very well with minimal impact on customers and employees.  We believe that the additional locations will provide a substantial stimulus for growth in this market."  With targeted cost savings fully implemented as of December 31, 2007, and with other transition costs fully realized in 2007, management expects to see increased operating efficiencies going forward.  Puckett also pointed out that the run-off of Monticello loans has been at expected levels following the merger, and the Company has experienced an approximate 14% run-off in core deposits versus an anticipated level of 10%.

"We are proud of the progress we are making on a fundamental level to enhance our market position and develop new customer relationships, expanding on our style of banking that is "Built for Business," Puckett continued.  "Throughout 2007, we experienced significant growth in our loan portfolio and deposit base, reflecting both organic growth across our markets and the impact of the Monticello acquisition, which provided us with two additional locations in Jacksonville and significantly enhanced our presence there.  Recently, we also opened a new office in the San Marco area of Jacksonville, bringing to four the number of offices we have in the metropolitan area.  An additional office in Huntsville, opened earlier this month, broadens our footprint in that growing market.  These long-term investments are expected to benefit us in terms of developing a diverse franchise in demographically strong southeast metropolitan markets.

"Looking forward, we recognize that 2008 will be a challenging year and we have much work ahead of us," Puckett said.  "Asset quality remains at the forefront, and we have added a specialist exclusively dedicated to working with customers on problem credits.  And while our actions to strengthen our allowance for loan losses reflects our current assessment of credit quality, we know that the economy in general and the real estate markets in particular continue to be uncertain and fluid, so we remain resolute and disciplined in meeting emerging credit quality concerns.  We also expect net interest margin to remain under pressure due to recent and potential rate cuts by the Federal Reserve Board and the lagging effect they have on deposit pricing versus asset yields.  Still, we have confidence in our conservative credit culture, the vibrancy of the markets in which we operate, and the increasing visibility we have in those markets, so we believe CapitalSouth remains well-positioned to pursue its strategies for growth over the long term."
Total assets at December 31, 2007, were $767,475,000, representing a 59% increase over total assets of $481,989,000 at December 31, 2006, and organic growth of 16%.  The Company's loan portfolio totaled $622,111,000 at the end of 2007, up 66% from $374,908,000 at December 31, 2006, with 17% coming from organic growth.  Deposits increased 48% to $593,344,000 at year's end versus $401,297,000 at the end of 2006, with 10% generated from organic growth.  Stockholders' equity at December 31, 2007, totaled $46,500,000, up 12% from $41,348,000 at December 31, 2006.  Book value per share was $11.20 at year end 2007 versus $13.89 at December 31, 2006, reflecting the impact of the goodwill impairment charge.  Tangible book value per share decreased from $13.47 at December 31, 2006, to $8.66 per share at December 31, 2007, reflecting the increased shares outstanding.

-MORE-

CAPB Announces 2007 Results

March 14, 2008

Net interest income for the fourth quarter of 2007 increased 38% to $5,647,000 from $4,090,000 in the year-earlier period, reflecting primarily an increase in interest-earning assets due to the Monticello acquisition and organic growth in earning assets.  Net interest margin declined 55 basis points in the fourth quarter to 3.14% versus 3.69% in the same quarter last year and was down 30 basis points from 3.44% in the third quarter of 2007.  This ongoing margin compression reflected higher pricing on deposits against the backdrop of an intensely competitive market compared with the prior year.  For 2007, net interest income rose 17% to $18,499,000 compared with $15,763,000 in the prior year.  Net interest margin was 3.39% for 2007 versus 3.76% a year earlier.  Management expects margin pressure will continue throughout 2008 as reductions in deposit pricing lag the effect of recent and potential rate cuts on asset yields, and due to the impact of non-performing assets on margins.

During the fourth quarter, non-performing assets increased to $17,430,000 or 2.79% of period-end loans and other real estate, up from $2,169,000 or 0.58% in the year-earlier quarter and $8,096,000 or 1.27% in the third quarter of 2007.  The increase from the prior year included $4.6 million in non-performing assets resulting from the Monticello acquisition.  These non-performing assets were recorded at their estimated fair values, which is below their original book value.  The increase in the fourth quarter of 2007 versus the third quarter of 2007 generally reflected rapidly deteriorating economic conditions and increased weakness in the residential real estate sector across the Company's markets, manifest particularly with residential developers.  Residential construction loans comprise approximately 9% of CapitalSouth's loan portfolio, and approximately 9% of the portfolio is for residential acquisition and land development loans.  The Company recorded annualized net charge-offs, as a percentage of average loans, of 0.29% in the fourth quarter of 2007 compared with net recoveries of 0.00% in the fourth quarter of 2006 and net recoveries of 0.01% in the third quarter of 2007.

During the fourth quarter of 2007, CapitalSouth's provision for loan losses increased to $2,130,000 versus $162,000 in the year-earlier quarter, with the increase primarily reflecting downgrades of 39 loan relationships during the quarter.  For 2007, the provision for loan losses totaled $3,516,000 compared with $621,000 a year earlier.  The allowance for loan losses, as a percentage of period-end loans, was 1.43% at December 31, 2007, compared with 1.15% at both December 31, 2006, and September 30, 2007.

-MORE-

CAPB Announces 2007 Results

March 14, 2008

Non-interest income for the fourth quarter increased 82% to $1,309,000 versus $721,000 in the year-earlier period, due primarily to higher income from deposit service fees, gains on sales of mortgage loans, and higher other income primarily related to the Bank's mortgage segment and mark-to-market adjustments on an interest rate swap.  For 2007, non-interest income rose 7% to $3,513,000 from $3,290,000 in 2006, as higher income from deposit service fees and income from Business Capital Group loans and income from mark-to-market adjustments on an interest rate swap were partially offset by a gain of $1,055,000 on the sale of the Company's investment in Consumer National Bank reported in the year-earlier period.

Non-interest expense for the fourth quarter, excluding the goodwill impairment charge, increased 61% to $5,349,000 from $3,321,000 in the same period last year, reflecting the impact of new employees added from the Monticello acquisition; transition, severance and termination expenses related to staffing integration; and normal increases in salaries and employee benefits.  For 2007, non-interest expense, excluding the goodwill impairment charge, increased 16% to $16,210,000 from $13,925,000 in 2006.

CapitalSouth Bancorp is a bank holding company operating 12 full-service banking offices through its bank subsidiary, CapitalSouth Bank, with offices in Birmingham, Huntsville, and Montgomery, Alabama, and Jacksonville, Florida, as well as a loan production office in Atlanta, Georgia, and a mortgage origination office through Mortgage Lion, Inc., a wholesale mortgage origination operation based in Fitzgerald, Georgia.  CapitalSouth Bank targets small to medium-sized businesses in the markets it serves.  CapitalSouth Bank also operates "Banco Hispano," providing financial services to the growing Latino community.  CapitalSouth Bank offers SBA lending services and other loan programs for business owners through its Business Capital Group, which operates through full-service offices as well as the loan production office.  CapitalSouth Bank also provides Internet banking services at www.capitalsouthbank.com as well as personal investment services.

This press release contains "forward-looking" statements as defined by the Private Securities Litigation Reform Act of 1995, which are based on CapitalSouth's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business.  These statements are not historical facts or guarantees of future performance, events, or results.  Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially.  CapitalSouth undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events, or otherwise.

-MORE-

CAPB Announces 2007 Results

March 14, 2008

CapitalSouth Bancorp
Summary Financial Information
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006

Interest income	$13,378	$8,546	$41,531	$31,091
Interest expense	7,731	4,456	23,032	15,328
Net interest income	5,647	4,090	18,499	15,763
Provision for loan losses	2,130	162	3,516	621
Net interest income after provision for loan losses	3,517	3,928	14,983	15,142
Noninterest income	1,309	721	3,513	3,290
Noninterest expense	22,356	3,321	33,217	13,925
Net (loss) income before provision for
income taxes	(17,530)	1,328	(14,721)	4,507
(Benefit) provision for income taxes	(349)	469	581	1,579
Net (loss) income	$(17,181)	$859	$(15,302)	$2,928
Net (loss) income per share
Basic	$(4.21)	$0.29	$(4.62)	$0.99
Diluted	(4.21)	0.28	(4.62)	0.97

Goodwill impairment charge	$17,007	$-	$17,007	$-
Net operating (loss) income	$(174)	$859	$1,705	$2,928
Net operating (loss) income per share
Basic	$(0.04)	$0.29	$0.51	$0.99
Diluted	(0.04)	0.28	0.51	0.97

Weighted average shares outstanding
Basic	4,084	2,972	3,313	2,964
Diluted	4,084	3,026	3,313	3,021

			December 31,
			2007	2006

Total assets			$767,475	$481,989
Loans			622,111	374,908
Allowance for loan losses			(8,876)	(4,329)
Net loans			613,235	370,579
Interest-bearing deposits			531,089	348,562
Noninterest bearing deposits			62,255	52,735
Total deposits			593,344	401,297
Stockholders' equity			46,500	41,348
Book value per share			11.20	13.89
Tangible book value per share			8.66	13.47

Note: Net Income (Loss) and Net Income (Loss) Per Share are presented in accordance with Generally Accepted Accounting Principals (GAAP).  Net Operating Income (Loss) and Net Operating Income (Loss) Per Share are non-GAAP financial measures.  Management believes that these non-GAAP measures aid in understanding the fundamental trends in the Company's business by excluding the impact of the non-cash goodwill impairment charge.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.

Unaudited supplemental financial information for the three months and years ended December 31, 2007 and 2006, may be obtained by following this link:  http://www.irinfo.com/CAPB/CAPB4q07tnf.pdf.

-END-

CapitalSouth Bancorp
Financial Highlights
(in thousands, except per share amounts and percentages)
(Unaudited)

	Years Ended
	December 31,		Percentage
	2007	2006	Change

Net interest income	$18,499	$15,763	17.4%
Provision for loan losses	3,516	621	466.2
Noninterest income	3,513	3,290	6.8
Noninterest expense	33,217	13,925	138.5
Net (loss) income before provision
for income taxes	(14,721)	4,507	NM
Provision for income taxes	581	1,579	-63.2
Net (loss) income	$(15,302)	$2,928	NM

Net (loss) income per common share
Basic	$(4.62)	$0.99	NM
Diluted	(4.62)	0.97	NM

Goodwill impairment charge	$17,007	$-	NM
Net operating income	$1,705	$2,928	-41.8

Net operating income per common share
Basic	$0.51	$0.99	-48.5
Diluted	0.51	0.97	-47.4

Weighted average common and common
equivalent shares outstanding
Basic	3,313	2,964	11.8%
Diluted	3,313	3,021	9.7

Return on average assets	-2.58%	0.65%
Return on average tangible assets	-2.62	0.65
Return on average equity	-31.32	7.33
Return on average tangible equity	-38.59	7.57

Noninterest Income
Service charges on deposits	$1,362	$1,130	20.5%
Investment banking income, net	293	168	74.4
Business Capital Group loan income	905	578	56.6
Gain on sale of nonmarketable
equity securities	-	1,055	-100.0
Gain on sale of mortgage loans	177	-	NM
Other	776	359	116.2
Total noninterest income	$3,513	$3,290	6.8

Noninterest Expense
Salaries and employee benefits	$8,618	$7,866	9.6%
Occupancy and equipment expense	2,684	2,206	21.7
Professional fees	1,367	1,248	9.5
Advertising	416	489	-14.9
Goodwill impairment charge	17,007	-	NM
Other	3,125	2,116	47.7
Total noninterest expense	$33,217	$13,925	138.5

CapitalSouth Bancorp
Financial Highlights
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	December 31,		Percentage
	2007	2006	Change

Net interest income	$5,647	$4,090	38.1%
Provision for loan losses	2,130	162	NM
Noninterest income	1,309	721	81.6
Noninterest expense	22,356	3,321	573.2
Net (loss) income before provision for
for income taxes	(17,530)	1,328	NM
(Benefit) provision for income taxes	(349)	469	NM
Net (loss) income	$(17,181)	$859	NM

Net (loss) income per common share
Basic	$(4.21)	$0.29	NM
Diluted	(4.21)	0.28	NM

Goodwill impairment charge	$17,007	$-	NM
Net operating (loss) income	$(174)	$859	NM

Net operating (loss) income per common share
Basic	$(0.04)	$0.29	NM
Diluted	(0.04)	0.28	NM

Weighted average common and common
equivalent shares outstanding
Basic	4,084	2,972	37.4%
Diluted	4,084	3,026	35.0

Return on average assets	-8.54%	0.72%
Return on average tangible assets	-8.85	0.73
Return on average equity	-106.87	8.30
Return on average tangible equity	-190.86	8.56

Noninterest Income
Service charges on deposits	$396	$300	32.0%
Investment banking income, net	40	22	81.8
Business Capital Group loan income	241	310	-22.3
Gain on sale of mortgage loans	115	-	NM
Other	517	89	480.9
Total noninterest income	$1,309	$721	81.6

Noninterest Expense
Salaries and employee benefits	$2,424	$1,999	21.3%
Occupancy and equipment expense	946	545	73.6
Professional fees	321	212	51.4
Advertising	175	-	NM
Goodwill impairment charge	17,007	-	NM
Other	1,483	565	162.5
Total noninterest expense	$22,356	$3,321	573.2

CapitalSouth Bancorp
Financial Highlights
(in thousands, except per share amounts and percentages)
(Unaudited)

	December 31,		Percentage
Period End Balances:	2007	2006	Change
Total assets	$767,475	$481,989	59.2%
Earning assets	720,690	456,686	57.8
Securities	83,027	78,747	5.4
Loans	622,111	374,908	65.9
Allowance for loan losses	8,876	4,329	105.0
Deposits	593,343	401,297	47.9
Borrowings	120,570	34,866	245.8
Stockholders' equity	46,500	41,348	12.5

Equity to assets	6.06%	8.58%
Tier 1 capital to average assets	6.52%	10.23%
Book value per common share	$11.20	$13.89	-19.4%
Tangible book value per common share	$8.66	$13.47	-35.7
Ending shares outstanding	4,151	2,976	39.5

Asset Quality Analysis
(in thousands, except percentages)
(Unaudited)

As of / for the Three Months Ended

	Dec 31, 2007		Sept 30, 2007		June 30, 2007	Mar 31, 2007	Dec 31, 2006

Nonaccrual loans	$13,914	(1)	$6,584	(1)	$1,612	$1,838	$1,661
Loans past due 90 days or more
and still accruing	-		-		-	-	-
Other real estate owned and repossessions	3,516		1,512		535	566	508
Total nonperforming assets	17,430		8,096		2,147	2,404	2,169
Total nonperforming assets as a percentage
of period-end loans and other real estate	2.79%		1.27%		0.53%	0.62%	0.58%
Allowance for loan losses	$8,876		$7,211		$4,709	$4,467	$4,329
Acquired allowance for loan losses	-		1,461		-	-	-
Provision for loan losses	2,130		1,025		225	136	162
Loans charged off	472		7		1	14	9
Loan recoveries	7		23		17	16	15
Net charge-offs	465		(16)		(16)	(2)	(6)
Allowance for loan losses as a
percentage of period-end loans	1.43%		1.15%		1.16%	1.16%	1.15%
Allowance for loan losses as a
percentage of period-end nonperforming
loans (1)	63.79%		109.52%		292.12%	243.04%	260.63%
Net charge-offs to average loans
(annualized)	0.29%		-0.01%		-0.02%	0.00%	0.00%

Nonaccrual loans acquired in Monticello Bank
acquisition, reported at net realizable
value (1)	$3,121		$3,585
Other real estate owned acquired in
Monticello Bank acquisition	879		1,000
Total nonperforming assets acquired in
Monticello Bank acquisition	$4,000		$4,585

(1)  Nonaccrual loans acquired in the Monticello Bank acquisition, with a principal balance of $4,935,000, were written down to net realizable value of $3,585,000 in accordance with Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer. Accordingly, the allowance for loan losses has no additional reserve related to these loans.  These same loans had a net realizable value of $3,121,000 at December 31, 2007.  Excluding the discounted nonperforming assets, the allowance for loan losses as a percentage of period-end nonperforming loans was 82.2% on December 31, 2007, and 243.9% on September 30, 2007.

GAAP Reconciliation and Management Explanation for Non-GAAP Financial Measures

The information set forth below contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “return on average tangible equity,” “return on average tangible assets,” and “tangible book value per common share.”  Our management uses these non-GAAP measures in its analysis of CapitalSouth’s performance.

“Return on average tangible equity” is defined as annualized earnings for the period divided by average equity reduced by average goodwill and other intangible assets. “Return on average tangible assets” is defined as annualized earnings for the period divided by average assets reduced by average goodwill and other intangible assets. Our management includes these measures because it believes they are important when measuring CapitalSouth’s performance against entities with higher levels of goodwill and other intangibles. These measures are used by many investors as part of their analysis of the bank holding company’s performance.

“Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding.  This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.  Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company.

These disclosures should not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be presented by other bank holding companies.  The following reconciliation table provides a more detailed analysis of these non-GAAP performance measures.

	As of / for the Three Months Ended December 31,

	2007	2006
	(in thousands, except per share amounts)
	(Unaudited)
Book value of equity	$46,500	$41,348
Intangible assets	10,561	1,276
Book value of tangible equity	$35,939	$40,072
Average assets	$797,847	$470,371
Average intangible assets	28,068	1,276
Average tangible assets	$769,779	$469,095
Return on average assets	-8.54%	0.72%
Effect of average intangible assets	-0.31%	0.01%
Return on average tangible assets	-8.85%	0.73%
Average equity	$63,783	$41,082
Average intangible assets	28,068	1,276
Average tangible equity	$35,715	$39,806
Return on average equity	-106.87%	8.30%
Effect of average intangible assets	-83.99%	0.26%
Return on average tangible equity	-190.86%	8.56%
Net operating (loss) income	$(174)	$859
Goodwill impairment charge	(17,007)	-
Net (loss) income	$(17,181)	$859
Per share:
Book value	$11.20	$13.89
Effect of intangible assets	2.54	0.42
Tangible book value	$8.66	$13.47
Net operating (loss) income	$(0.04)	$0.29
Goodwill impairment charge	(4.17)	-
Net (loss) income	$(4.21)	$0.29
Per diluted share:
Net operating (loss) income	$(0.04)	$0.28
Goodwill impairment charge	(4.17)	-
Net (loss) income	$(4.21)	$0.28

percentages are annualized

	As of / for the Years Ended
	December 31,
	2007	2006
	(in thousands, except per share amounts)
	(Unaudited)
Book value of equity	$46,500	$41,348
Intangible assets	10,561	1,276
Book value of tangible equity	$35,939	$40,072
Average assets	$593,690	$449,063
Average intangible assets	9,206	1,277
Average tangible assets	$584,484	$447,786
Return on average assets	-2.58%	0.65%
Effect of average intangible assets	-0.04%	-
Return on average tangible assets	-2.62%	0.65%
Average equity	$48,860	$39,941
Average intangible assets	9,206	1,277
Average tangible equity	$39,654	$38,664
Return on average equity	-31.32%	7.33%
Effect of average intangible assets	-7.27%	0.24%
Return on average tangible equity	-38.59%	7.57%
Net operating income	$1,705	$2,928
Goodwill impairment charge	(17,007)	-
Net (loss) income	$(15,302)	$2,928
Per Share:
Book value	$11.20	$13.89
Effect of intangible assets	2.54	0.42
Tangible book value	$8.66	$13.47
Net operating income	$0.51	$0.99
Goodwill impairment charge	(5.13)	-
Net (loss) income	$(4.62)	$0.99
Per diluted share:
Net operating income	$0.51	$0.97
Goodwill impairment charge	(5.13)	-
Net (loss) income	$(4.62)	$0.97

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2007 and 2006
(Unaudited)

Assets	2007	2006

Cash and cash equivalents	$8,647,193	$7,363,524
Federal funds sold	230,064	81,160
Securities available–for–sale	49,772,919	46,917,794
Securities held–to–maturity, fair value of $33,163,493
and $31,073,481 at December 31, 2007 and 2006, respectively	33,253,999	31,828,892
Federal Home Loan Bank stock	5,646,000	2,045,100
Federal Reserve Bank stock	2,256,702	905,450
Loans held-for-sale	7,419,085	-
Loans	622,111,298	374,907,620
Allowance for loan losses	(8,876,419)	(4,328,629)
Net loans	613,234,879	370,578,991
Premises and equipment, net	18,791,945	10,648,699
Goodwill	9,629,842	1,276,152
Other intangibles, net	930,995	-
Bank–owned life insurance	4,719,788	4,556,413
Other assets	12,942,045	5,786,688
Total assets	$767,475,456	$481,988,863

Liabilities and Stockholders’ Equity
Deposits:
Interest–bearing	$531,088,455	$348,561,420
Noninterest–bearing	62,255,103	52,735,182
Total deposits	593,343,558	401,296,602
Federal funds purchased	62,898,140	20,474,100
Borrowed funds	33,935,281	6,000,000
Repurchase agreements	683,907	658,933
Subordinated debentures and other long-term notes payable	23,053,064	7,733,000
Other liabilities	7,061,708	4,477,839
Total liabilities	720,975,658	440,640,474
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 500,000 shares;
issued and outstanding none	-	-
Common stock, $1 par value. Authorized 7,500,000 shares at
December 31, 2007 and 2006; issued 4,235,952
and 3,060,764 shares at December 31, 2007 and 2006,
respectively; outstanding 4,151,122 and
2,975,934 shares at December 31, 2007 and 2006,
respectively	4,235,952	3,060,764
Treasury stock, at cost, 84,830 shares at December 31, 2007 and 2006	(1,255,060)	(1,255,060)
Paid–in surplus	45,841,834	26,296,512
(Accumulated deficit) retained earnings	(2,444,797)	13,664,522
Accumulated other comprehensive income (loss), net	121,869	(418,349)
Total stockholders’ equity	46,499,798	41,348,389
Total liabilities and stockholders’ equity	$767,475,456	$481,988,863

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

Three Months Ended December 31,		Years Ended December 31,
2007	2006	2007	2006
Interest income:
Interest and fees on loans	$12,367,507	$7,740,702	$37,714,034	$28,127,083
Interest on securities	898,268	741,551	3,421,831	2,646,267
Interest on other earning assets	112,079	63,911	395,381	317,711
Total interest income	13,377,854	8,546,164	41,531,246	31,091,061
Interest expense:
Interest on deposits	6,168,812	3,991,975	20,013,363	13,491,726
Interest on debt	1,561,862	464,636	3,019,143	1,835,627
Total interest expense	7,730,674	4,456,611	23,032,506	15,327,353
Net interest income	5,647,180	4,089,553	18,498,740	15,763,708
Provision for loan losses	2,130,000	162,000	3,516,213	621,306
Net interest income after provision for loan losses	3,517,180	3,927,553	14,982,527	15,142,402
Noninterest income:
Service charges on deposits	395,580	299,893	1,362,143	1,129,950
Investment banking income, net	39,699	22,476	293,641	168,229
Business Capital Group loan income	241,560	310,263	904,862	578,148
Bank–owned life insurance	32,821	49,584	163,375	174,072
Gain on sale of mortgage loans	115,142	-	176,938	-
Gain on sale of nonmarketable equity securities	-	-	-	1,054,832
Other noninterest income	483,928	38,844	611,680	184,962
Total noninterest income	1,308,730	721,060	3,512,639	3,290,193
Noninterest expense:
Salaries and employee benefits	2,423,367	1,998,392	8,618,120	7,865,884
Occupancy and equipment expense	946,292	545,196	2,683,683	2,206,064
Professional fees	321,029	212,264	1,366,721	1,248,171
Advertising	175,136	-	415,936	489,009
Goodwill impairment charge	17,007,017	-	17,007,017	-
Other noninterest expense	1,482,693	564,774	3,125,201	2,115,958
Total noninterest expense	22,355,534	3,320,626	33,216,678	13,925,086
(Loss) income before provision for income taxes	(17,529,624)	1,327,987	(14,721,512)	4,507,509
Income tax (benefit) provision	(348,704)	468,925	580,568	1,579,212
Net (loss) income	$(17,180,920)	$859,062	$(15,302,080)	$2,928,297

Basic (loss) earnings per share	$(4.21)	$0.29	$(4.62)	$0.99
Basic weighted average shares outstanding	4,084,342	2,972,405	3,312,605	2,964,041
Diluted (loss) earnings per share	$(4.21)	$0.28	$(4.62)	$0.97
Diluted weighted average shares outstanding	4,084,342	3,025,663	3,312,605	3,020,668

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Average Balance Sheet and Net
Interest Analysis on a Fully Tax-Equivalent Basis
(Unaudited)

	Three Months Ended December 31,
	2007			2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets	(Dollar amounts in thousands)
Earning assets:
Loans, net of unearned
income	$639,351	$12,413	7.70%	$369,344	$7,757	8.33%
Investment securities (1)	84,485	997	4.68	72,812	794	4.33
Other earning assets	7,803	112	5.69	4,525	64	5.61

Total earning assets	731,639	13,522	7.33	446,681	8,615	7.65

Other assets	66,208			23,690

Total assets	$797,847			$470,371

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$203,225	1,957	3.82	$123,325	1,302	4.19
Savings deposits	4,751	11	0.92	3,406	3	0.35
Time deposits < $100,000	252,520	3,448	5.42	184,278	2,305	4.96
Time deposits > $100,000	74,517	691	3.68	24,505	307	4.97
State of Alabama
time deposits	6,030	62	4.08	6,030	75	4.93
Federal funds purchased	60,518	756	4.96	9,539	134	5.57
FHLB advances	34,320	396	4.58	6,000	90	5.95
Repurchase agreements	1,225	6	1.94	6,927	86	4.93
Subordinated debentures and
other long-term debt	23,658	404	6.77	7,733	154	7.90

Total interest-bearing
liabilities	660,764	7,731	4.64	371,743	4,456	4.76

Net interest spread		$5,791	2.69		$4,159	2.89

Noninterest-bearing
demand deposits	64,703			52,770
Accrued expenses and
other liabilities	8,597			4,776
Stockholders' equity	63,850			41,496
Unrealized loss on
securities	(67)			(414)

Total liabilities and
stockholders' equity	$797,847			$470,371

Impact of noninterest-bearing
sources and other
changes in balance
sheet composition			0.45			0.80

Net interest margin			3.14%			3.69%

(1) Excludes fair market value adjustment on investment securities available-for-sale.

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Average Balance Sheet and Net
Interest Analysis on a Fully Tax-Equivalent Basis
(Unaudited)
	Years Ended December 31,
	2007			2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollar amounts in thousands)
Assets
Earning assets:
Loans, net of unearned
income	$469,745	$37,828	8.05%	$350,732	$28,162	8.03%
Investment securities (1)	80,298	3,694	4.60	68,361	2,826	4.13
Other earning assets	7,114	395	5.55	5,943	318	5.35

Total earning assets	557,157	41,917	7.52	425,036	31,306	7.37

Other assets	36,533			24,027

Total assets	$593,690			$449,063

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$167,896	6,923	4.12	$112,591	4,160	3.69
Savings deposits	3,690	21	0.57	3,657	13	0.36
Time deposits < $100,000	207,656	10,933	5.26	174,794	7,961	4.55
Time deposits > $100,000	41,656	1,855	4.45	25,275	1,081	4.28
State of Alabama
time deposits	6,030	281	4.66	6,018	277	4.60
Federal funds purchased	25,524	1,325	5.19	7,149	383	5.36
FHLB advances	14,374	746	5.19	6,595	393	5.96
Repurchase agreements	963	17	1.77	9,878	461	4.67
Subordinated debentures and
other long-term debt	12,770	931	7.29	7,733	598	7.73

Total interest-bearing
liabilities	480,559	23,032	4.79	353,690	15,327	4.33

Net interest spread		$18,885	2.73		$15,979	3.04

Noninterest-bearing
demand deposits	59,117			51,401
Accrued expenses and
other liabilities	5,154			4,031
Stockholders' equity	49,227			40,486
Unrealized loss on
securities	(367)			(545)

Total liabilities and
stockholders' equity	$593,690			$449,063

Impact of noninterest-bearing
sources and other
changes in balance
sheet composition			0.66			0.72

Net interest margin			3.39%			3.76%

(1) Excludes fair market value adjustment on investment securities available-for-sale.